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                                                                    EXHIBIT 23.7

                          CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8) of AirTouch Communications, Inc. pertaining to the Airtouch Communications, Inc., 1993 Long-Term Stock Incentive Plan, of our report dated February 16, 1996, with respect to the consolidated financial statements and schedule of New Par included in the Annual Report (Form 10-K as amended by Amendment No. 1 on Form 10-K/A) of AirTouch Communications, Inc. for the year ended
December 31, 1995.



/s/ Ernst & Young LLP

Columbus, Ohio
December 12, 1996


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